SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
July 3, 2002

AMERICAN HOMEPATIENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018
(Address of principal executive offices)

(615) 221-8884
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address,
if changed since last report)

SIGNATURES
Letter of Arthur Andersen LLP

Item 4. Changes to Registrant’s Certifying Accountants

On June 19, 2002, the Board of Directors of American HomePatient, Inc. (“the Company”) decided, upon the recommendation of its Audit Committee, to dismiss its independent accountants, Arthur Andersen LLP (“Andersen”). Effective July 3, 2002, the Company’s management terminated Andersen effective immediately. The Company is still in the process of approving new independent accountants.

During the two year period ended December 31, 2001 and for the subsequent period through the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2001 and for the subsequent period through the date hereof.

The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit report for the last year contained a going concern emphasis with respect to uncertainty about the Company’s ability to continue as a going concern. The Company provided Andersen with a copy of the foregoing disclosures. A letter from Andersen stating its agreement with such statements is attached as Exhibit 16.1.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

     (c)      Exhibits

Number	Exhibit

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

	By:	/s/ Marilyn A. O’Hara Marilyn A. O’Hara Chief Financial Officer

Date: July 3, 2002